Exhibit 99.10

Avalon Announces Purchase Leasehold in Noble County, Oklahoma
Monday August 27, 4:01 pm ET

MINNEAPOLIS--(BUSINESS WIRE)--Avalon Oil & Gas, Inc., (OTCBB:AOGN - News) announced today that it has purchased a sixteen percent (16%) working interest in the Hughs #1, Noble County, Oklahoma.

The tubing in the Hughs #1 is sanded in at 4694 feet in the Bartlesville Zone. "We will begin a work-over on this well immediately," said Kent Rodriguez, President and CEO of Avalon.

"We plan to pull the rods and downhole pump, circulate the sand up the casing, and do a Xylean chemical treatment to remove any paraffin emulsion in the perforations," said Dave Geyer, President of Norman, Oklahoma based DRG Energy, Inc.

"The Hughs #1 represents a significant revenue opportunity for Avalon. It was tested at 4MMcf per day when it was drilled and completed in 1988," said Rodriguez. "With substantial potential for proven reserves of oil and gas, the Hughs #1 is a great addition to our portfolio of properties," added Rodriguez.

About Avalon Oil & Gas, Inc.

Avalon Oil & Gas, Inc. is an oil and gas company engaged in the acquisition of oil and gas producing properties. In addition, Avalon's technology group acquires and develops oil and gas production enhancing technologies from early stage licensing partners. Avalon is building an asset portfolio of innovative technologies in the oil and gas industry to maximize enhancement opportunities at its various oil and gas properties.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION: please visit the company's website at www.avalonoilinc.com.

Contact:
Avalon Oil & Gas, Inc., Minneapolis
Kent Rodriguez, 952-746-9655
Fax: 952-746-5216
----------

Source: Avalon Oil & Gas, Inc.